                         MANAGEMENT SERVICES AGREEMENT

          This Management Services Agreement (the "Agreement") is made and entered into as of June 28 1995, by and between MSC Holdings, Inc.., a Delaware corporation ("MSC"), Century City 1800 Partners L.P., a Delaware limited partnership ("CCP"), and UBS Capital Corporation, a New York corporation ("UBS Capital").

          WHEREAS, MSC wishes to assure itself of the services of CCP as a financial consultant upon the terms and conditions set forth in this Agreement, and CCP is willing to accept such consultancy;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

          1. SCOPE OF SERVICES. CCP, through its employees, affiliates and employees of affiliates, shall provide MSC and affiliates of MSC in which MSC has an ownership interest (collectively, the "MSC Group") with consultation and advice in such fields as financial services, accounting, general business management, acquisitions, banking and legal matters (the "Services"). CCP shall, in its reasonable discretion, determine the amount of time to be expended by its affiliates and employees in performing such Services. CCP shall perform its duties hereunder at such times and places as are reasonable, in the reasonable discretion of CCP, in light of the tasks involved. CCP shall not be required to comply with any established work schedule and shall have no regularly scheduled duties assigned to it by MSC. MSC shall, in soliciting CCP's advice and requesting CCP's performance of its duties hereunder, give CCP reasonable advance notice of the same in consideration of CCP's other business obligations.

          2.   COMPENSATION.

          (a) In consideration of the Services to be rendered hereunder, MSC hereby agrees to pay CCP a base annual management fee (the "Base Compensation") of $400,000. Payments of the Base Compensation shall be made in monthly installments payable in advance on the first day of each calendar month. The first and last payments hereunder shall be appropriately pro rated for the shorter periods that may be reflected thereby. The Base Compensation shall be increased on each anniversary of the date of this Agreement by the percentage increase in the Consumer Price Index as published by the Bureau of Labor Statistics.

          (b) In addition to the fees payable to CCP under Section 2(a) above, MSC shall (i) pay to CCP a transaction fee for merger and acquisition services rendered in connection with acquisitions made by any member of the MSC Group, such fee to equal 1.4% of the aggregate acquisition consideration (including debt assumed by the purchaser and current assets retained by the seller); and (ii) reimburse CCP for all of its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under this Agreement.

          (c) Notwithstanding the foregoing provisions of this Section 2, MSC shall not make payment of any compensation payable to CCP pursuant to
Section 2(a) or (b) or to UBS Capital pursuant to Section 2(d) at any time that such payment would be


                         Management Services Agreement
                         -----------------------------
                                       1
prohibited by the terms of that certain Facility Agreement, dated June 16, 1995, between ABI Acquisition 2 PLC and MSC Holdings, Inc. as initial borrowers, the companies named therein as initial guarantors, Union Bank of Switzerland as arranger, Union Bank of Switzerland as facility agent, Union Bank of Switzerland as security trustee and certain others, as the same may be amended, revised or restated from time to time. Nothing in this Section 2(c), shall prohibit the payment of compensation payable to CCP or UBS Capital at any time following the expiration or termination of a payment blockage pursuant to the preceding sentence, nor prohibit or limit the accrual of compensation payable to CCP pursuant to Section 2(a) or (b) or to UBS Capital pursuant to Section 2(d) at any time during which a payment blockage pursuant to the preceding sentence remains in effect.

          (d) UBS Capital will provide such merger and acquisition services as may be reasonably requested from time to time by MSC in connection with acquisitions made by any member of the MSC Group. Such acquisition services shall consist of consultation and advice in such fields as financial services, accounting, general business management, acquisitions, banking and legal matters. In consideration of such services, MSC shall (i) pay to UBS Capital a transaction fee equal to 0.6% of the aggregate acquisition consideration (including debt assumed by the purchaser and current assets retained by the seller); and (ii) reimburse UBS Capital for all of its reasonable out-of-pocket costs and expenses incurred in connection with the performance of such merger and acquisition services. Nothing in this Section 2(d) shall entitle UBS Capital to the payment of any amounts with respect to the transactions and payments described in Section 2(e).

          (e) The parties hereto acknowledge that substantially concurrently with the execution of this Agreement, Petrowax PA Inc. will pay CCP a fee of $500,000 in connection with certain equity and debt financing being provided to MSC, and an affiliate of CCP, Aurora Capital Partners L.P., will be paid a transaction fee of $1,350,000 by ABI Acquisition 2 PLC in connection with the acquisition of Associated British Industries PLC. The parties agree that none of the foregoing amounts are being paid pursuant to this Agreement or will constitute compensation payable or paid to CCP pursuant to this Section 2.

          3. TERM. Unless earlier terminated as provided in Section 4 below, the term of this Agreement shall commence on the date hereof and shall terminate automatically upon the earliest of (i) the occurrence of any Change of Control of MSC, (ii) the date one year after the consummation of a Qualified IPO and (iii) the seventh anniversary of the date of this Agreement.

          For purposes hereof, the following terms shall have the following meanings:

          "BENEFICIAL OWNER" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act") (as in effect on the date first set forth above), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "CAPITAL STOCK" means, any and all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by MSC.

                         Management Services Agreement
                         -----------------------------
                                       2

          "CHANGE OF CONTROL" means with respect to MSC (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of MSC, on a consolidated basis, in one transaction or a series of related transactions, (ii) any transaction as a result of which any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than any Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power in the aggregate of all classes of Capital Stock of MSC then outstanding normally entitled to vote in elections of directors, (iii) during any period of 12 consecutive months after the date first set forth above, individuals who at the beginning of any such 12-month period constituted the Board of Directors of MSC (together with any new directors whose election by such Board or whose nomination for election by the shareholders of MSC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of MSC then in office or (iv) if at any time prior to the consummation of a Qualified IPO, the Originating Partnerships fail to have the ability to elect not less than a majority of the members of the Board of Directors of MSC (with each UBS nominee elected pursuant to Section 11.2 of the Stockholders Agreement being deemed to have been elected by the Originating Partnerships).

          "EXCLUDED PERSON" means (i) MSC, (ii) any employee benefit plan of MSC or any trustee or similar fiduciary holding Capital Stock of MSC for or pursuant to the terms of any such plan, (iii) the holders of any Capital Stock of MSC on the date first set forth above and, as to any partnership which is a holder of the Capital Stock of MSC on the date first set forth above, any Person who holds, directly or indirectly, any beneficial interest in any such partnership on such date, and (iv) all Related Persons of any Person described in the foregoing clause (iii) of this Paragraph.

          "ORIGINATING PARTNERSHIPS" means Petrowax Equity Partners I L.P., a Delaware limited partnership, and Petrowax Equity Partners II L.P., a Delaware limited partnership.

          "PERSON" or "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

          "QUALIFIED IPO" means an underwritten public offering of common stock of MSC pursuant to a registration statement filed with the Securities and Exchange Commission; provided that either (i) there are sales pursuant to such registration statement of shares of common stock for an aggregate offering price of not less than $15,000,000 or (ii) upon consummation of such underwritten public offering at least

                         Management Services Agreement
                         -----------------------------
                                       3
          fifteen percent (15%) of the issued and outstanding shares of common stock of MSC shall have been issued pursuant to one or more registration statements filed with the Securities and Exchange Commission.

          "RELATED PERSON" means, with respect to any Excluded Person, (i) any Person who, directly or indirectly, controls, is controlled by or under common control with such Excluded Person; PROVIDED, HOWEVER, that for purposes of this definition "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be deemed to include the beneficial ownership of more than 10% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person and (ii) as to any natural person, (A) such person's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any of such natural persons and (B) any corporation, partnership, trust or other Person in which no one has any interest (directly or indirectly) except for any of such natural person, such spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any of such natural persons.

          "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement, of even date herewith, among MSC and certain of its stockholders, optionholders and warrantholders, as the same may be supplemented, amended or otherwise modified from time to time.

          4. TERMINATION FOR CAUSE. MSC, by written notice to CCP authorized by a majority of the disinterested members of the Board of Directors of MSC, may terminate this Agreement for justifiable cause, which shall mean any of the following events: (a) misappropriation by CCP of funds or property of MSC; (b) gross neglect by CCP in the fulfillment of its obligations hereunder; or (c) the conviction of CCP or any person who is then a principal of CCP of a felony involving moral turpitude that has become final and not subject to further appeal.

          5. CONFIDENTIAL INFORMATION. During the term of this Agreement, CCP and UBS Capital will have access to and become acquainted with confidential information of MSC, including among other things customer relationships, processes, and compilations of information, records and specifications, which are owned by MSC. Neither CCP nor UBS Capital shall use any of MSC's confidential information in any way that is detrimental to the interests of MSC, directly or indirectly, either during or within three
(3) years after the term of this Agreement, except as required in the course of this Agreement.

          6. NOTICES. All notices, demands and requests required under this Agreement shall be in writing and shall be deemed to have been given if served personally or sent by registered or certified mail, postage prepaid, or by telegraph or telex addressed to the addressee set forth or such other addresses as either party may designate by notice to the other:

                         Management Services Agreement
                         -----------------------------
                                       4

     If to MSC:                         MSC Holdings, Inc.
                                        1800 Century Park East
                                        Suite 1000
                                        Los Angeles, CA  90067
                                        Telecopier No.:  (310) 227-5591
                                        Attn:  Monty Yort

     If to CCP:                         Century City 1800 Partners L.P.
                                        1800 Century Park East
                                        Suite 1000
                                        Los Angeles, CA  90067
                                        Telecopier No.:  (310) 227-5591
                                        Attn:  Richard K. Roeder

     If to UBS Capital:                 UBS Capital Corporation
                                        229 Park Avenue
                                        New York, New York
                                        Telecopier No.:  (212) 821-3285
                                        Attn:  Jeffrey J. Keenan

Notices delivered in person shall be effective when so delivered. Notices delivered by courier shall be effective three (3) business days after delivery by the sender to an air courier of national reputation who guarantees delivery within such three (3) business day period. Telecopied notices shall be effective when receipt is acknowledged telephonically by the addressee or its agent or employee. Notices sent by mail shall be effective five (5) business days after the sender's deposit of such notice in the United States mails, first class postage prepaid.

          7. ASSIGNS AND SUCCESSORS. The rights and obligations of MSC under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of MSC.

          8. ATTORNEYS' FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys' fees, as well as costs and disbursements, in addition to any other relief to which he or she is entitled.

          9. INDEMNITY. MSC shall indemnify and hold CCP and UBS Capital and each of their respective partners, directors, officers, employees and the stockholders, affiliates, directors, officers and employees of its partners (and representatives and agents of any of the foregoing designated by CCP or UBS Capital from time to time whether before or after the occurrence of the event giving rise to the claim for indemnity) (each such person entitled to indemnity hereunder being referred to as an "Indemnitee") harmless from any and all losses, costs, liabilities and damages (including reasonable attorneys' fees) arising out of or connected with, or claimed to arise out of or to be connected with, any act performed or omitted to be performed under this Agreement, provided such act or omission was taken in good faith by such Indemnitee and did not constitute gross negligence or willful misconduct on the part of the relevant Indemnitee, and provided further only in the event of criminal proceedings, that the Indemnitee had no reasonable cause to believe the conduct of the Indemnitee was unlawful. An adverse judgment or plea of NOLO CONTENDERE shall not, of itself, create a presumption that the Indemnitee did not act

                         Management Services Agreement
                         -----------------------------
                                       5
in good faith or that the Indemnitee had reasonable cause to believe the conduct of the Indemnitee was unlawful. Expenses incurred in defending any civil or criminal action arising out of or relating to any event or circumstance to which this indemnity shall apply shall be paid by MSC upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it be later shown that such Indemnitee was not entitled to indemnification. No Indemnitee shall be liable to MSC or any of its affiliates, stockholders, directors, officers or employees or any affiliates, stockholders, partners, directors, officers, employees, representatives or agents of any of the foregoing or any other person claiming through any of the foregoing for any act or omission by CCP or UBS Capital in the performance of its duties hereunder or otherwise in relation hereto which was taken or omitted to be taken in good faith by such Indemnitee and which did not constitute gross negligence or willful misconduct on the part of such Indemnitee.

          10. OUTSIDE ACTIVITIES OF CCP. CCP shall be entitled to and may have business interests and engage in business activities in addition to the activities contemplated by this Agreement. Neither CCP nor any partner, director, officer, or employee of CCP nor any stockholder, director, officer or employee of any partner of CCP shall have any obligation or duty to offer any investment or business opportunity (other than an opportunity directly involving the petroleum wax industry) of any kind to MSC or any of their respective stockholders, directors, officers or employees (under any doctrine of "corporate opportunity" or otherwise), it being expressly understood that CCP and its partners, directors, officers and employees and the stockholders, directors, officers and employees of CCP's partners may make investments in, acquire, or provide management, advisory or consulting services to, entities engaged in businesses similar to the business of MSC without any duty, obligation or liability to MSC or their respective stockholders, directors, officers or employees.

          11. AMENDMENT; WAIVER. This Agreement may be amended, and any right or claim hereunder waived, only by a written instrument signed by CCP, UBS Capital and MSC. Except as provided in Section 9 hereof, nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement, except that any amendment of Section 9 shall only operate prospectively as to any Indemnitee provided therein unless such Indemnitee shall have agreed in writing to such amendment.

          12. CONSTRUCTION, ETC. This Agreement shall be construed under and governed by the internal laws of the State of California. Section headings are for convenience only and shall not be considered a part of the terms and provisions of this Agreement. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

                         Management Services Agreement
                         -----------------------------
                                       6

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                       MSC HOLDINGS, INC.


                                       By: /s/ Frederick J. Elsea
                                          ------------------------------------
                                       Name: Frederick J. Elsea, III
                                            ----------------------------------
                                       Title: Vice President
                                            ----------------------------------


                                       CENTURY CITY 1800 PARTNERS L.P.

                                       By:  CENTURY CITY 1800 MANAGEMENT
                                            PARTNERS, L.P., as General Partner

                                       By:  GELPAR, INC., as General Partner

                                       By: /s/ Frederick J. Elsea
                                          ------------------------------------
                                       Name: Frederick J. Elsea, III
                                            ----------------------------------
                                       Title: Chief Financial Officer
                                            ----------------------------------


                                       UBS CAPITAL CORPORATION

                                       By: /s/ Jeffrey J. Keenan
                                          ------------------------------------
                                       Name: Jeffrey J. Keenan
                                            ----------------------------------
                                       Title: Managing Director
                                            ----------------------------------

                                       By: /s/ Justin Maccarone
                                          ------------------------------------
                                       Name: Justin Maccarone
                                            ----------------------------------
                                       Title: Managing Director
                                            ----------------------------------


                         Management Services Agreement
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                                       7